DATED	7 January 2009

MANDARIN DRILLING CORPORATION

and

OFFSHORE GROUP INVESTMENT LIMITED
and

VALENCIA DRILLING CORPORATION

and

VANTAGE DEEPWATER COMPANY

and

F3 CAPITAL

TERMINATION AGREEMENT
relating to a Purchase Agreement in respect of
the Drillship having hull number 3601

THIS AGREEMENT is made on the 7 day of January 2009

BETWEEN:

(1)
MANDARIN DRILLING CORPORATION, is a company organised and existing under the laws of the Marshall Islands having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the Seller); and

(2)
OFFSHORE GROUP INVESTMENT LIMITED a company organised and existing under the laws of the Cayman Islands, having its registered office at c/o Maples Corporate Services Limited, P.O. Box 309 Ugland House, Grand Cayman, Kyl-1104, Cayman Island, (the Buyer); and

(3)	VALENCIA DRILLING CORPORATION, a corporation organized and existing under the laws of the Marshall Islands (Valencia); and

(4)	VANTAGE DEEPWATER COMPANY, a Cayman Islands exempted company (Vantage); and

(5)
F3 CAPITAL, a company organized and existing under the laws of the Cayman Islands, having its registered office at c/o Campbell Corporate Services Limited, Scotia Centre, PO Box 268, Grand Cayman KYl-1104, Cayman Islands (F3)

(referred to collectively as the parties)

WHEREAS:

(A)
On 13 September 2007 the Seller entered into a shipbuilding contract with Daewoo Shipbuilding & Marine Engineering Co. Ltd in respect of the construction of one drillship having ship number 3601 (the Vessel).

(B)	By a purchase agreement dated 24 March 2008 (the Purchase Agreement) the Seller has agreed to sell the Vessel to the Buyer.

(C)	The parties wish to terminate the Purchase Agreement.

(D)
On 18 November 2008 F3 Capital and Vantage Deepwater Company entered into a Share Sale and Purchase Agreement pursuant to which F3 Capital has agreed to sell shares in the capital of the Seller to Vantage Deepwater Company (the Share Sale and Purchase Agreement).

(E)
Valencia and not the Seller as premised in clause 22 of the Purchase Agreement has entered into a contract with Daewoo Shipbuilding & Marine Engineering Co. Ltd for the construction and purchase of the ultra-deepwater drillship, hull #3602 (the Second Vessel), and clause 22 of the Purchase Agreement should have stated that Valencia, and not the Seller, grants the Buyer an option to purchase the Second Vessel (the Option).

IT IS AGREED as follows:

1.
Words and expressions used in this Agreement shall, to the extent applicable and unless defined in this Agreement or the context otherwise requires, have the meaning ascribed to them in the Purchase Agreement

2.
Termination of the Purchase Agreement shall not affect the terms of any of the clauses or agreements referred to in clause 4. Except as provided in the preceding sentence, termination of the Purchase Agreement shall relieve each party from any liability or obligation for any matter, undertaking or condition which has not been done, observed or performed by that party, before termination or is required to be observed or performed by that party, after termination.

3.
The parties agree that the Purchase Agreement shall terminate effective as of the initial closing date of the Share Sale and Purchase Agreement and shall immediately cease to be of any effect thereafter.

4.	The following provisions of the Purchase Agreement, namely:

(a)	23(a) (Notices);

(b)	23(f) (Severability); and

(c)	23(g) (Governing Law and Jurisdiction),

are to apply as if they were set out in this Agreement, but with references in those clauses of the Purchase Agreement being replaced by references to this Agreement.

5.	Satisfaction of the Option

5.1
In lieu of the $10,000,000 fee that the Buyer is obliged to pay to the Seller for the lapse of the Option which was granted to the Buyer pursuant to clause 22 of the Purchase Agreement, Vantage hereby agrees to issue to F3, 7,299,270 ordinary shares of Vantage (the Shares) in full settlement of such obligation.

5.2
Within 2 business days of execution of this agreement, Vantage shall file an Additional Listing Application with the American Stock Exchange seeking approval for the listing of the Shares. The Shares shall be issued by Vantage to F3 and Vantage will deliver to F3 a share certificate for all of the Shares, in each case as soon as practicable, after receipt by Vantage of approval by AMEX of such Additional Listing Application.

6.	Representation and Covenants of the Seller.

6.1	The Seller hereby represents, warrants and covenants to the Buyer, as follows:

(a)	Due Organization. The Seller has been duly organized, validly exists and is in good standing, as applicable, under the laws of the jurisdiction of its organization.

(b)
Power; Due Authorization; Binding Agreement. The Seller has full legal capacity, power and authority to execute and deliver this agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this agreement, and the consummation of the transactions contemplated hereby by the Seller, have been duly and validly authorized by all necessary action on the part of the Seller, and no other proceedings on the part of the Seller are necessary to authorize this Agreement, or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Seller and constitutes a valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, except that enforceability may be subject to the effect of:

(i)
any applicable bankruptcy, reorganization, receivership, conservatorship, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and to general principles of equity and;

(ii)	any laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, regardless of whether considered in a proceeding in law or equity.

(c)	No Conflicts. The execution and delivery of this Agreement by the Seller does not, and the performance of the terms of this agreement by the Seller will not:

(i)	require the Seller to obtain the consent or approval of any other person pursuant to any agreement, obligation or instrument binding on the Seller or its properties and assets; or

(ii)	conflict with or violate any organizational document or law, rule, regulation, order, judgment or decree applicable to the Seller or by which any property or asset of the Seller is bound; or

(iii)	violate any other agreement to which the Seller is a party.

7.	Representations and Warranties of the Buyer.

7.1	The Buyer hereby represents and warrants to as follows.

(a)	Due Organization. The Buyer has been duly organized, validly exists and is in good standing, as applicable, under the laws of the jurisdiction of its organization.

(b)
Power; Due Authorization; Binding Agreement. The Buyer has full legal capacity, power and authority to execute and deliver this agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this agreement, and the consummation of the transactions contemplated hereby by the Buyer, have been duly and validly authorized by all necessary action on the part of the Buyer, and no other proceedings on the part of the Buyer are necessary to authorize this, agreement, or to consummate the transactions contemplated hereby. This agreement has been duly and validly executed and delivered by the Buyer and constitutes a valid and binding agreement of the Buyer, enforceable against the Buyer in accordance with its terms, except that enforceability may be subject to the effect of

(i)
any applicable bankruptcy, reorganization, receivership, conservatorship, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and to general principles of equity; and

(ii)	any laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, regardless of whether considered in a proceeding in law or equity.

(c)	No Conflicts. The execution and delivery of this agreement by the Buyer does not, and the performance of the terms of this agreement by the Buyer will not:

(i)	require the Buyer to obtain the consent or approval of any governmental or regulatory authority, domestic or foreign; or

(ii)	conflict with or violate the organizational documents of the Buyer; or

(iii)	require the consent or approval of any other person pursuant to any agreement, obligation or instrument binding on the Buyer or its properties and assets; or

(iv)	conflict with or violate any organizational document or law, rule, regulation, order, judgment or decree applicable to the Buyer or by which any property or asset of the Buyer is bound; or

(v)	violate any other agreement to which the Buyer is a party.

8.
Each party undertakes that it shall not at any time after the date of this agreement use, divulge or communicate to any person (except to its professional representatives or advisers or as may be required by law or any legal or regulatory authority) any confidential information concerning the terms of this agreement or the Purchase Agreement and each of the parties shall use its reasonable endeavours to prevent the publication or disclosure of any confidential information concerning such matters.

9.
This Agreement may be executed in any number of counterparts and by the parties to it on separate counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

10.	A person who is not a party to this Agreement shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms.

AS WITNESS this Agreement has been executed as a deed on the day and year first before written.

SIGNED and DELIVERED	)
as a DEED	)
by Hsin Chi Su	)	/s/ Hsin Chi Su
for and on behalf of	)	Authorised Signatory
MANDARIN DRILLING CORPORATION	)
)
SIGNED and DELIVERED	)
as a DEED	)
by	)	/s/ Paul A. Bragg
for and on behalf of	)	Authorised Signatory
OFFSHORE GROUP INVESTMENT LIMITED	)

SIGNED and DELIVERED	)
as a DEED	)
by Hsin Chi Su	)	/s/ Hsin Chi Su
for and on behalf of	)	Authorised Signatory
VALENCIA DRILLING CORPORATION	)

SIGNED and DELIVERED	)
as a DEED	)
by	)	/s/ Paul A. Bragg
for and on behalf of	)	Authorised Signatory
VANTAGE DEEPWATER COMPANY	)

SIGNED and DELIVERED	)
as a DEED	)
by Hsin Chi Su	)	/s/ Hsin Chi Su
for and on behalf of	)	Authorised Signatory
F3 CAPITAL	)